Exhibit 10.49

RELEASE

THIS RELEASE IS given as of this 6th day of April, 2022, by Fan Zhou (the “Lender”), of the City of Richmond Hill, Ontario to and for the benefit of Visionary Education Services & Management Inc. (the “Corporation”), a company incorporated under the laws of Ontario, Canada.

WHEREAS the Corporation has entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) for the purchase of the property municipally known as 95# - 105# Moatfield Dr, North York, ON M3B 3L6 (the “Property”) dated May 19, 2021, as amended from time to time, with the closing date being May 26, 2022 (the “Closing Date”).

WHEREAS the Lender has loaned to the Corporation the amount equivalent to $8,640,000 US Dollars prior to the date of this Release (the “Debt”).

WHEREAS under the Purchase Agreement the Corporation has paid the equivalent amount of $8,640,000 US Dollars to date as deposits (the “Deposits”) for the closing of the purchase of the Property (the “Transaction”).

AND WHEREAS the Lender has agreed to release the Corporation from its obligations in connection with the Debt if the Corporation fails to close the Transaction on the Closing Date.

NOW THEREFORE, IN CONSIDERATION OF good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Lender agrees as follows:

1.	The Lender hereby agrees, that where the Corporation is unsuccessful in closing the Transaction by the Closing Date, as extended:

a.	The Lender hereby releases the Corporation from any and all obligation in connection with the Debt, including but not limited to any obligation by the Corporation to repay any principal amount, interest or any other amounts due to the Lender, and the Lender agrees that she releases the Corporation from any and all claims and proceedings of any kind which the Lender may make against, or engage in with respect to, the Corporation, in connection with the Debt.

2.	General:

a.	This Release shall be governed by the laws of Ontario and the laws of Canada as applicable therein;
b.	This Release shall enure to the benefit of the successors, permitted assigns and legal representatives of the Lender and Corporation;
c.	This Release may only be assigned with the written consent of the Lender and Corporation;
d.	This Release may only be amended in writing with the consent of the Lender and Corporation; and
e.	This Release may be signed in counterparts and any electronic signatures shall be deemed to binding upon the Lender and Corporation.

IN WITNESS WHEREOF, the Lender hereto executed this Release on the date first set out above:

/s/ Lu Wang	/s/ Fan Zhou
Witness:	Fan Zhou